EXHIBIT 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
For Further Information Contact:
Charles D. Knight
Executive Vice President
Chief Financial Officer
InvestorRelations@catocorp.com
CATO ANNOUNCES ADDITIONAL THIRD AND FOURTH QUARTER STORE CLOSINGS
CHARLOTTE, N.C. (September 18, 2026) – The Cato Corporation (NYSE:
CATO)
today announced that they plan to
close approximately 70 additional underperforming stores in the third and fourth quarters bringing total planned stores
closures to approximately 120 stores in fiscal 2026.
“Annually we review approximately one-third of our stores to exercise available lease options or negotiate an extension
based on each store’s performance including store sales trend and current and projected store profitability.
In years past,
marginal stores were renewed for an additional year to give the store more time to improve its sales trend and
profitability,” stated John Cato, Chairman, President, and Chief Executive Officer.
“In light of the current economic
environment, especially with the negative pressure on our customers’ discretionary income, we do not expect these
marginal stores to improve appreciably.
As a result, we are closing more stores than expected this year.
We believe that
closing these additional stores will have a positive impact on our operating results in fiscal 2027 and beyond.”
The Company expects to incur between $1.0 million and $1.3 million in costs to exit these additional stores through the
end of 2026.
These costs relate primarily to expenses for the disposal of external signage and fixtures and returning store
systems back to corporate.
As these stores are all at the end of their lease term, the Company will not be paying rent for
these locations beyond 2026.
Statements in this press release that express a belief, expectation or intention, as well as those that are not a historical fact,
including, without limitation, statements regarding additional planned store closures and the expected costs and potential impact on future operating results associated with these planned closures are considered “forward-looking”
within the meaning of The Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are based
on current expectations that are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements.
Such factors include, but
are not limited to, any actual or perceived deterioration in the conditions that drive consumer confidence and spending, including, but not limited to, prevailing social, economic, political and public health conditions and uncertainties, war or
similar hostilities and their collateral effects, levels of unemployment, fuel, energy and food costs, inflation, wage rates,
tax rates, tariff rates, interest rates, home values, consumer net worth and the availability of credit; changes in laws, regulations or government policies affecting our business, including but not limited to tariffs, taxes and customs
enforcement; uncertainties regarding the impact of any governmental action regarding, or responses to, the foregoing conditions; competitive factors and pricing pressures; our ability to predict and respond to rapidly changing fashion trends and consumer demands; our ability to successfully open new stores in attractive locations and the ability of any such new stores to grow and perform as expected; underperformance or other factors that may lead to a continuation or acceleration of store closures and negatively affect
the Company’s
profitability, financial condition or prospects; adverse
weather,
public health threats, acts of war or aggression or similar conditions and related consequences that may affect our sales or operations; inventory risks due to shifts in market demand, including the ability to liquidate excess inventory

at anticipated margins; adverse developments or volatility affecting the financial services industry or broader financial
markets; and other factors discussed under “Risk Factors” in Part I,
Item 1A
of the Company’s
most recently filed
annual report on Form 10-K and in other reports the Company files with or furnishes to the SEC from time to time.
The
Company does not undertake, and expressly declines any obligation, to publicly update or revise the forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized. The Company is not responsible for any changes made to this press release by wire or Internet services.
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